Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS FIRST QUARTER RESULTS
(Announces 4.8% increase in dividend)

SOUDERTON, Pa., April 23, 2025 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended March 31, 2025 of $22.4 million, or $0.77 diluted earnings per share, compared to net income of $20.3 million, or $0.69 diluted earnings per share, for the quarter ended March 31, 2024.

Dividend
On April 23, 2025, Univest declared a quarterly cash dividend of $0.22 per share to be paid on May 21, 2025 to shareholders of record as of May 7, 2025, which represents an increase of $0.01 per share, or 4.8%. Univest had last increased its dividend by $0.01 per share in May 2022.

One-Time Items
The financial results for the quarter included tax-free bank owned life insurance ("BOLI") death benefits claims of $1.0 million, which represented $0.04 diluted earnings per share.

Loans
Gross loans and leases increased $6.5 million, or 0.1% (0.4% annualized), from December 31, 2024. Gross loans and leases increased $254.0 million, or 3.9%, from March 31, 2024, primarily due to increases in commercial, commercial real estate, residential mortgage loans and home equity loans, partially offset by decreases in construction loans and lease financings.

Deposits, Borrowings and Liquidity
Total deposits decreased $100.8 million, or 1.5% (6.0% annualized), from December 31, 2024, primarily due to seasonal declines in public funds deposits and decreases in commercial and consumer deposits, partially offset by an increase in brokered deposits. Total deposits increased $253.1 million, or 4.0%, from March 31, 2024, due to increases in consumer, commercial, and public funds deposits, partially offset by a decrease in brokered deposits. Noninterest-bearing deposits totaled $1.4 billion and represented 21.5% of total deposits at March 31, 2025, compared to $1.4 billion representing 20.9% of total deposits at December 31, 2024. Unprotected deposits, which excludes insured, internal, and collateralized deposit accounts, totaled $1.5 billion at March 31, 2025 and December 31, 2024. This represented 21.9% of total deposits at March 31, 2025, compared to 22.0% at December 31, 2024.

Total borrowings decreased $57.0 million, or 14.8%, from December 31, 2024, primarily due to maturities of long-term FHLB advances totaling $50.0 million. These borrowings were replaced with brokered deposits during the quarter.

As of March 31, 2025, the Corporation and its subsidiaries reported cash and cash equivalents totaling $169.1 million and had committed borrowing capacity of $3.7 billion, of which $2.3 billion was available. The Corporation and its subsidiaries also maintained uncommitted funding sources from correspondent banks of $468.0 million at March 31, 2025. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $56.8 million for the first quarter of 2025 increased $5.3 million, or 10.3%, from the first quarter of 2024 and $1.3 million, or 2.4%, from the fourth quarter of 2024. The increase in net interest income for the first quarter of 2025 compared to the first quarter of 2024 was driven by higher average balances of loans and increased yields on interest earning assets, as well as a reduction in our overall cost of funds. The increase in net interest income for the first quarter of 2025 compared to the fourth quarter of 2024 was primarily driven by lower average balances of interest-bearing liabilities and related costs outpacing decreases in income from interest-earning deposits with other banks.

Net interest margin, on a tax-equivalent basis, was 3.09% for the first quarter of 2025, compared to 2.88% for the first and fourth quarters of 2024. Excess liquidity reduced net interest margin by approximately three basis points for the quarter ended March 31, 2025 compared to approximately 14 basis points for the quarter ended December 31, 2024 and approximately three basis points for the quarter ended March 31, 2024. Excluding the impact of excess liquidity, the net interest margin, on a tax-equivalent basis, would have been 3.12% for the quarter ended March 31, 2025 compared to 3.02% for the quarter ended December 31, 2024 and 2.91% for the quarter ended March 31, 2024.

Noninterest Income
Noninterest income for the quarter ended March 31, 2025 was $22.4 million, a decrease of $3.2 million, or 12.4%, from the comparable period in the prior year.

Other service fee income decreased $3.7 million, or 57.8%, for the quarter ended March 31, 2025 compared to the comparable period in the prior year, primarily due to a $3.4 million net gain from the sale of mortgage servicing rights associated with $591.1 million of serviced loans in the first quarter of 2024. Additionally, net servicing fees on sold mortgage loans decreased by $177 thousand, primarily attributable to the previously mentioned sale of mortgage servicing rights.

Other income decreased $780 thousand, or 76.1%, for the quarter ended March 31, 2025 compared to the comparable period in the prior year, primarily due to decreases in other real estate owned income, fees on risk participation agreements for interest rate swaps and gains on sale of Small Business Administration loans.

Net gain on mortgage banking activities decreased $292 thousand, or 31.1%, for the quarter ended March 31, 2025 compared to the comparable period in the prior year, primarily due to decreased salable volume.

Insurance commission and fee income decreased $312 thousand, or 4.3%, for the quarter ended March 31, 2025 compared to the comparable period in the prior year, primarily due to a decrease in contingent income of $700 thousand, which was $1.6 million and $2.3 million, for the three months ended March 31, 2025 and 2024, respectively. Contingent income is largely recognized in the first quarter of the year. The decrease was partially offset by an increase of $404 thousand in revenue for commercial lines.

BOLI income increased $1.1 million, or 132.7%, for the quarter ended March 31, 2025 compared to the comparable period in the prior year, primarily due to the previously discussed death benefits claims.

Investment advisory commission and fee income increased $419 thousand, or 8.1%, for the quarter ended March 31, 2025 compared to the comparable period in the prior year, primarily due to new customer relationships and appreciation of assets under management and supervision.

Service charges on deposit accounts increased $323 thousand, or 17.3%, for the quarter ended March 31, 2025 compared to the comparable period in the prior year, primarily due to an increase in treasury management income.

Noninterest Expense
Noninterest expense for the quarter ended March 31, 2025 was $49.3 million, a decrease of $746 thousand, or 1.5%, from the comparable period in the prior year.

Salaries, benefits and commissions decreased $512 thousand, or 1.6%, for the quarter ended March 31, 2025 compared to the comparable period in the prior year, primarily due to an increase in compensation capitalized and a decrease in medical claims expense, partially offset by an increase in incentive compensation due to increased profitability.

Tax Provision
The effective income tax rate was 18.7% and 20.5% for the quarters ended March 31, 2025 and March 31, 2024, respectively. The discrete tax effect of vested equity compensation awards favorably impacted the first quarter of 2025 by 71 basis points and unfavorably impacted the first quarter of 2024 by 74 basis points. Additionally, the effective tax rate for the three months ended March 31, 2025 was favorably impacted by 76 basis points from the proceeds of BOLI death benefits. Excluding the discrete impact of vested equity compensation awards and BOLI death benefits, the effective tax rate was 20.2% for the three months ended March 31, 2025 compared to 19.8% for the three months ended March 31, 2024.

Asset Quality and Provision for Credit Losses
Nonperforming assets totaled $34.0 million at March 31, 2025, $33.2 million at December 31, 2024, and $40.0 million at March 31, 2024.

Net loan and lease charge-offs were $1.7 million for the three months ended March 31, 2025 compared to $767 thousand and $1.4 million for the three months ended December 31, 2024 and March 31, 2024, respectively.

The provision for credit losses was $2.3 million for the three months ended March 31, 2025 compared to $2.4 million and $1.4 million for the three months ended December 31, 2024 and March 31, 2024, respectively. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.28% at March 31, 2025 and December 31, 2024, and 1.30% at March 31, 2024.

Share Repurchases
During the quarter ended March 31, 2025, the Corporation repurchased 221,760 shares of common stock at an average price of $29.22 per share. Including brokerage fees and excise tax, the average price per share was $29.54. As of March 31, 2025, 1,178,394 shares are available for repurchase under the Share Repurchase Plan.

Conference Call
Univest will host a conference call to discuss first quarter 2025 results on Thursday, April 24, 2025 at 9:00 a.m. EST. Participants may preregister at https://www.netroadshow.com/events/login?show=175e015e&confId=80607. The general public can access the call by dialing 1-833-470-1428; using Access Code 021974. A replay of the conference call will be available through May 1, 2025 by dialing 1-866-813-9403; using Access Code 718470.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $8.0 billion in assets and $5.2 billion in assets under management and supervision through its Wealth Management lines of business at March 31, 2025. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition and demand for financial services in our market area; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs and higher costs we pay to retain and attract deposits; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) fluctuations in real estate values and both residential and commercial real estate market conditions; (5) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (6) our ability to access cost-effective funding; (7) changes in economic conditions nationally and in our market, including potential recessionary conditions and the levels of unemployment in our market area; (8) changes in the economic assumptions or methodology used to calculate our allowance for credit losses; (9) legislative, regulatory, accounting or tax changes; (10) monetary and fiscal policies of the U.S. government, including the policies of the Board of Governors of the Federal Reserve System; (11) the imposition of tariffs or other domestic or international governmental policies; (12) the failure to maintain current technologies and to successfully implement future information technology enhancements; (13) technological issues that may adversely affect our operations or those of our customers; (14) a failure or breach in our operational or security systems or infrastructure, including cyberattacks; (15) changes in the securities markets; (16) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (17) our ability to enter into new markets successfully and capitalize on growth opportunities and/or (18) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2025
(Dollars in thousands)

Balance Sheet (Period End)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
ASSETS
Cash and due from banks	$73,319	$75,998	$78,346	$66,808	$49,318
Interest-earning deposits with other banks	95,815	252,846	426,354	124,103	152,288
Cash and cash equivalents	169,134	328,844	504,700	190,911	201,606
Investment securities held-to-maturity	130,889	134,111	137,681	140,112	143,474
Investment securities available for sale, net of allowance for credit losses	364,503	357,361	354,100	342,776	350,819
Investments in equity securities	1,667	2,506	2,406	2,995	3,355
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	35,732	38,980	40,235	37,438	37,394
Loans held for sale	13,150	16,653	17,131	28,176	13,188
Loans and leases held for investment	6,833,037	6,826,583	6,730,734	6,684,837	6,579,086
Less: Allowance for credit losses, loans and leases	(87,790)	(87,091)	(86,041)	(85,745)	(85,632)
Net loans and leases held for investment	6,745,247	6,739,492	6,644,693	6,599,092	6,493,454
Premises and equipment, net	47,175	46,671	47,411	48,174	48,739
Operating lease right-of-use assets	27,182	28,531	29,260	29,985	30,702
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	8,061	8,309	7,158	7,701	7,473
Bank owned life insurance	139,482	139,351	138,744	137,823	137,896
Accrued interest and other assets	117,435	112,098	106,708	114,753	102,958
Total assets	$7,975,167	$8,128,417	$8,205,737	$7,855,446	$7,746,568

LIABILITIES
Noninterest-bearing deposits	$1,433,995	$1,414,635	$1,323,953	$1,397,308	$1,401,806
Interest-bearing deposits:	5,224,503	5,344,624	5,530,195	5,098,014	5,003,552
Total deposits	6,658,498	6,759,259	6,854,148	6,495,322	6,405,358
Short-term borrowings	4,031	11,181	8,256	11,781	4,816
Long-term debt	175,000	225,000	225,000	250,000	250,000
Subordinated notes	149,386	149,261	149,136	149,011	148,886
Operating lease liabilities	30,062	31,485	32,246	33,015	33,744
Accrued expenses and other liabilities	54,718	64,930	59,880	62,180	60,095
Total liabilities	7,071,695	7,241,116	7,328,666	7,001,309	6,902,899

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	300,634	302,829	301,262	300,166	298,914
Retained earnings	541,776	525,780	512,938	500,482	488,790
Accumulated other comprehensive loss, net of tax benefit	(37,922)	(43,992)	(41,623)	(54,124)	(54,740)
Treasury stock, at cost	(58,800)	(55,100)	(53,290)	(50,171)	(47,079)
Total shareholders’ equity	903,472	887,301	877,071	854,137	843,669
Total liabilities and shareholders’ equity	$7,975,167	$8,128,417	$8,205,737	$7,855,446	$7,746,568

	For the three months ended,
Balance Sheet (Average)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Assets	$7,981,043	$8,163,347	$8,005,265	$7,721,540	$7,696,575
Investment securities, net of allowance for credit losses	500,078	500,748	493,334	493,140	500,983
Loans and leases, gross	6,856,503	6,758,649	6,730,791	6,640,536	6,577,365
Deposits	6,617,653	6,804,483	6,641,324	6,353,752	6,303,854
Shareholders' equity	896,811	880,237	864,406	844,572	842,546

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
March 31, 2025
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Commercial, financial and agricultural	$1,034,361	$1,037,835	$1,044,043	$1,055,332	$1,014,568
Real estate-commercial	3,546,402	3,530,451	3,442,083	3,373,889	3,283,729
Real estate-construction	281,785	274,483	285,616	313,229	379,995
Real estate-residential secured for business purpose	536,082	536,095	530,674	532,628	524,196
Real estate-residential secured for personal purpose	992,767	994,972	969,562	952,665	922,412
Real estate-home equity secured for personal purpose	189,119	186,836	182,901	179,150	177,446
Loans to individuals	16,930	21,250	26,794	26,430	27,200
Lease financings	235,591	244,661	249,061	251,514	249,540
Total loans and leases held for investment, net of deferred income	6,833,037	6,826,583	6,730,734	6,684,837	6,579,086
Less: Allowance for credit losses, loans and leases	(87,790)	(87,091)	(86,041)	(85,745)	(85,632)
Net loans and leases held for investment	$6,745,247	$6,739,492	$6,644,693	$6,599,092	$6,493,454

Asset Quality Data (Period End)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Nonaccrual loans and leases, including nonaccrual loans held for sale	$11,126	$12,667	$15,319	$16,200	$20,363
Accruing loans and leases 90 days or more past due	322	321	310	205	268
Total nonperforming loans and leases	11,448	12,988	15,629	16,405	20,631
Other real estate owned	22,433	20,141	20,915	20,007	19,220
Repossessed assets	79	76	79	149	167
Total nonperforming assets	$33,960	$33,205	$36,623	$36,561	$40,018
Nonaccrual loans and leases / Loans and leases held for investment	0.16%	0.19%	0.23%	0.24%	0.31%
Nonperforming loans and leases / Loans and leases held for investment	0.17%	0.19%	0.23%	0.25%	0.31%
Nonperforming assets / Total assets	0.43%	0.41%	0.45%	0.47%	0.52%

Allowance for credit losses, loans and leases	$87,790	$87,091	$86,041	$85,745	$85,632
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.28%	1.28%	1.28%	1.28%	1.30%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases	789.05%	687.54%	561.66%	529.29%	420.53%
Allowance for credit losses, loans and leases / Nonperforming loans and leases	766.86%	670.55%	550.52%	522.68%	415.06%

	For the three months ended,
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net loan and lease charge-offs	$1,686	$767	$820	$809	$1,406
Net loan and lease charge-offs (annualized)/Average loans and leases	0.10%	0.05%	0.05%	0.05%	0.09%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2025
(Dollars in thousands, except per share data)
	For the three months ended,
For the period:	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Interest income	$103,416	$107,476	$106,438	$99,832	$98,609
Interest expense	46,635	52,004	53,234	48,805	47,142
Net interest income	56,781	55,472	53,204	51,027	51,467
Provision for credit losses	2,311	2,380	1,414	707	1,432
Net interest income after provision for credit losses	54,470	53,092	51,790	50,320	50,035
Noninterest income:
Trust fee income	2,161	2,265	2,110	2,008	2,108
Service charges on deposit accounts	2,194	2,192	2,037	1,982	1,871
Investment advisory commission and fee income	5,613	5,457	5,319	5,238	5,194
Insurance commission and fee income	6,889	4,743	5,238	5,167	7,201
Other service fee income	2,707	3,473	1,815	3,044	6,415
Bank owned life insurance income	1,959	1,012	921	1,086	842
Net gain on sales of investment securities	—	—	18	—	—
Net gain on mortgage banking activities	647	1,320	1,296	1,710	939
Other income	245	868	1,396	745	1,025
Total noninterest income	22,415	21,330	20,150	20,980	25,595
Noninterest expense:
Salaries, benefits and commissions	30,826	31,518	30,702	30,187	31,338
Net occupancy	2,853	2,751	2,723	2,679	2,872
Equipment	1,122	1,147	1,107	1,088	1,111
Data processing	4,364	4,146	4,154	4,161	4,495
Professional fees	1,797	1,669	1,579	1,466	1,688
Marketing and advertising	353	552	490	715	416
Deposit insurance premiums	1,151	1,102	1,097	1,098	1,135
Intangible expenses	130	155	164	188	187
Other expense	6,732	7,618	6,536	7,126	6,832
Total noninterest expense	49,328	50,658	48,552	48,708	50,074
Income before taxes	27,557	23,764	23,388	22,592	25,556
Income tax expense	5,162	4,823	4,810	4,485	5,251
Net income	$22,395	$18,941	$18,578	$18,107	$20,305
Net income per share:
Basic	$0.77	$0.65	$0.64	$0.62	$0.69
Diluted	$0.77	$0.65	$0.63	$0.62	$0.69
Dividends declared per share	$0.21	$0.21	$0.21	$0.21	$0.21
Weighted average shares outstanding	29,000,567	29,070,039	29,132,948	29,246,977	29,413,999
Period end shares outstanding	28,962,648	29,045,877	29,081,108	29,190,640	29,337,919

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2025

	For the three months ended,
Profitability Ratios (annualized)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Return on average assets	1.14%	0.92%	0.92%	0.94%	1.06%
Return on average shareholders' equity	10.13%	8.56%	8.55%	8.62%	9.69%
Return on average tangible common equity (1)(3)	12.69%	10.79%	10.84%	11.01%	12.38%
Net interest margin (FTE)	3.09%	2.88%	2.82%	2.84%	2.88%
Efficiency ratio (2)	61.6%	65.5%	65.7%	67.1%	64.6%

Capitalization Ratios
Dividends declared to net income	27.2%	32.2%	33.0%	33.9%	30.5%
Shareholders' equity to assets (Period End)	11.33%	10.92%	10.69%	10.87%	10.89%
Tangible common equity to tangible assets (1)	9.31%	8.92%	8.71%	8.81%	8.80%
Common equity book value per share	$31.19	$30.55	$30.16	$29.26	$28.76
Tangible common equity book value per share (1)	$25.06	$24.43	$24.05	$23.17	$22.70

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.80%	9.51%	9.53%	9.74%	9.65%
Common equity tier 1 risk-based capital ratio	10.97%	10.85%	10.88%	10.72%	10.71%
Tier 1 risk-based capital ratio	10.97%	10.85%	10.88%	10.72%	10.71%
Total risk-based capital ratio	14.35%	14.19%	14.27%	14.09%	14.11%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	March 31, 2025			December 31, 2024
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$119,997	$1,360	4.60%	$402,753	$4,852	4.79%
Obligations of state and political subdivisions*	879	4	1.85	1,290	7	2.16
Other debt and equity securities	499,199	4,019	3.27	499,458	3,815	3.04
Federal Home Loan Bank, Federal Reserve Bank and other stock	37,561	687	7.42	39,407	746	7.53
Total interest-earning deposits, investments and other interest-earning assets	657,636	6,070	3.74	942,908	9,420	3.97
Commercial, financial, and agricultural loans	990,860	17,020	6.97	972,840	17,492	7.15
Real estate—commercial and construction loans	3,704,232	52,676	5.77	3,631,142	53,163	5.82
Real estate—residential loans	1,729,146	21,542	5.05	1,708,795	21,249	4.95
Loans to individuals	19,438	393	8.20	25,803	522	8.05
Tax-exempt loans and leases	230,133	2,861	5.04	233,036	2,652	4.53
Lease financings	182,694	3,240	7.19	187,033	3,296	7.01
Gross loans and leases	6,856,503	97,732	5.78	6,758,649	98,374	5.79
Total interest-earning assets	7,514,139	103,802	5.60	7,701,557	107,794	5.57
Cash and due from banks	56,690			56,989
Allowance for credit losses, loans and leases	(87,822)			(86,812)
Premises and equipment, net	46,852			47,155
Operating lease right-of-use assets	27,761			28,891
Other assets	423,423			415,567
Total assets	$7,981,043			$8,163,347
Liabilities:
Interest-bearing checking deposits	$1,222,012	$7,075	2.35%	$1,275,348	$8,504	2.65%
Money market savings	1,840,194	18,035	3.97	1,954,246	20,653	4.20
Regular savings	702,543	763	0.44	705,222	817	0.46
Time deposits	1,476,495	16,106	4.42	1,499,998	17,247	4.57
Total time and interest-bearing deposits	5,241,244	41,979	3.25	5,434,814	47,221	3.46
Short-term borrowings	6,909	14	0.82	7,102	1	0.06
Long-term debt	217,500	2,361	4.40	225,000	2,501	4.42
Subordinated notes	149,319	2,281	6.20	149,194	2,281	6.08
Total borrowings	373,728	4,656	5.05	381,296	4,783	4.99
Total interest-bearing liabilities	5,614,972	46,635	3.37	5,816,110	52,004	3.56
Noninterest-bearing deposits	1,376,409			1,369,669
Operating lease liabilities	30,675			31,864
Accrued expenses and other liabilities	62,176			65,467
Total liabilities	7,084,232			7,283,110
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,991,381		2.71	7,185,779		2.88
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	302,653			301,895
Retained earnings and other equity	436,374			420,558
Total shareholders' equity	896,811			880,237
Total liabilities and shareholders' equity	$7,981,043			$8,163,347
Net interest income		$57,167			$55,790
Net interest spread			2.23			2.01
Effect of net interest-free funding sources			0.86			0.87
Net interest margin			3.09%			2.88%
Ratio of average interest-earning assets to average interest-bearing liabilities	133.82	%		132.42	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $554 thousand and $676 thousand for the three months ended March 31, 2025 and December 31, 2024, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2025 and December 31, 2024 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended March 31,
Tax Equivalent Basis	2025			2024
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$119,997	$1,360	4.60%	$120,845	$1,609	5.36%
Obligations of state and political subdivisions*	879	4	1.85	1,951	12	2.47
Other debt and equity securities	499,199	4,019	3.27	499,032	3,647	2.94
Federal Home Loan Bank, Federal Reserve Bank and other stock	37,561	687	7.42	39,115	724	7.44
Total interest-earning deposits, investments and other interest-earning assets	657,636	6,070	3.74	660,943	5,992	3.65
Commercial, financial, and agricultural loans	990,860	17,020	6.97	934,649	16,523	7.11
Real estate—commercial and construction loans	3,704,232	52,676	5.77	3,575,142	50,641	5.70
Real estate—residential loans	1,729,146	21,542	5.05	1,618,188	19,555	4.86
Loans to individuals	19,438	393	8.20	27,315	548	8.07
Tax-exempt loans and leases	230,133	2,861	5.04	232,380	2,464	4.26
Lease financings	182,694	3,240	7.19	189,691	3,169	6.72
Gross loans and leases	6,856,503	97,732	5.78	6,577,365	92,900	5.68
Total interest-earning assets	7,514,139	103,802	5.60	7,238,308	98,892	5.49
Cash and due from banks	56,690			54,870
Allowance for credit losses, loans and leases	(87,822)			(86,495)
Premises and equipment, net	46,852			50,592
Operating lease right-of-use assets	27,761			31,121
Other assets	423,423			408,179
Total assets	$7,981,043			$7,696,575
Liabilities:
Interest-bearing checking deposits	$1,222,012	$7,075	2.35%	$1,180,696	$8,218	2.80%
Money market savings	1,840,194	18,035	3.97	1,705,291	19,220	4.53
Regular savings	702,543	763	0.44	769,926	905	0.47
Time deposits	1,476,495	16,106	4.42	1,238,878	13,630	4.42
Total time and interest-bearing deposits	5,241,244	41,979	3.25	4,894,791	41,973	3.45
Short-term borrowings	6,909	14	0.82	10,127	5	0.20
Long-term debt	217,500	2,361	4.40	292,486	2,883	3.96
Subordinated notes	149,319	2,281	6.20	148,818	2,281	6.16
Total borrowings	373,728	4,656	5.05	451,431	5,169	4.61
Total interest-bearing liabilities	5,614,972	46,635	3.37	5,346,222	47,142	3.55
Noninterest-bearing deposits	1,376,409			1,409,063
Operating lease liabilities	30,675			34,166
Accrued expenses and other liabilities	62,176			64,578
Total liabilities	7,084,232			6,854,029
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,991,381		2.71	6,755,285		2.81
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	302,653			300,679
Retained earnings and other equity	436,374			384,083
Total shareholders' equity	896,811			842,546
Total liabilities and shareholders' equity	$7,981,043			$7,696,575
Net interest income		$57,167			$51,750
Net interest spread			2.23			1.94
Effect of net interest-free funding sources			0.86			0.94
Net interest margin			3.09%			2.88%
Ratio of average interest-earning assets to average interest-bearing liabilities	133.82	%		135.39	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $554 thousand and $453 thousand for the three months ended March 31, 2025 and 2024, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2025 and 2024 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
March 31, 2025

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
CRE - Retail	$469,397	8.7%
Animal Production	394,279	7.3
CRE - Multi-family	360,743	6.7
CRE - Office	299,751	5.6
CRE - 1-4 Family Residential Investment	278,386	5.2
CRE - Industrial / Warehouse	253,136	4.7
Hotels & Motels (Accommodation)	207,710	3.8
Specialty Trade Contractors	189,427	3.5
Nursing and Residential Care Facilities	177,053	3.3
Motor Vehicle and Parts Dealers	146,911	2.7
Merchant Wholesalers, Durable Goods	146,037	2.7
Homebuilding (tract developers, remodelers)	140,612	2.6
Repair and Maintenance	134,183	2.5
Crop Production	110,882	2.1
CRE - Mixed-Use - Residential	109,872	2.0
Wood Product Manufacturing	101,606	1.9
Professional, Scientific, and Technical Services	95,730	1.8
Food Services and Drinking Places	86,916	1.6
Administrative and Support Services	83,145	1.5
Merchant Wholesalers, Nondurable Goods	83,088	1.5
Fabricated Metal Product Manufacturing	78,181	1.4
Real Estate Lenders, Secondary Market Financing	75,461	1.4
Religious Organizations, Advocacy Groups	65,857	1.2
CRE - Mixed-Use - Commercial	64,683	1.2
Miniwarehouse / Self-Storage	64,553	1.2
Personal and Laundry Services	64,508	1.2
Education	62,362	1.2
Amusement, Gambling, and Recreation Industries	61,437	1.1
Food Manufacturing	56,400	1.0
Industries with >$50 million in outstandings	$4,462,306	82.7%
Industries with <$50 million in outstandings	$936,324	17.3%
Total Commercial Loans	$5,398,630	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$992,767
Real Estate-Home Equity Secured for Personal Purpose	189,119
Loans to Individuals	16,930
Lease Financings	235,591
Total Consumer Loans and Lease Financings	$1,434,407

Total	$6,833,037

Univest Financial Corporation
Non-GAAP Reconciliation
March 31, 2025

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,
(Dollars in thousands)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net income	$22,395	$18,941	$18,578	$18,107	$20,305
Amortization of intangibles, net of tax	103	122	130	149	148
Net income before amortization of intangibles	$22,498	$19,063	$18,708	$18,256	$20,453

Shareholders' equity	$903,472	$887,301	$877,071	$854,137	$843,669
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (a)	(2,104)	(2,263)	(2,147)	(2,157)	(2,273)
Tangible common equity	$725,858	$709,528	$699,414	$676,470	$665,886

Total assets	$7,975,167	$8,128,417	$8,205,737	$7,855,446	$7,746,568
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (a)	(2,104)	(2,263)	(2,147)	(2,157)	(2,273)
Tangible assets	$7,797,553	$7,950,644	$8,028,080	$7,677,779	$7,568,785

Average shareholders' equity	$896,811	$880,237	$864,406	$844,572	$842,546
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (a)	(2,162)	(2,146)	(2,086)	(2,222)	(2,318)
Average tangible common equity	$719,139	$702,581	$686,810	$666,840	$664,718

(a) Amount does not include mortgage servicing rights